                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        ------------------------------


                                   FORM 8-K


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) October 17, 1997



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)



          Delaware               0-16102                  59-2840783
       (State or Other         Commission              (I.R.S. Employer
       Jurisdiction of         File Number              Identification
       Incorporation)                                       Number)


              1000 Crawford Place, Mt. Laurel, New Jersey  08054
                   (Address of principal executive offices)


                                 (609)235-6009
             (Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

    On October 17, 1997, Eastern Environmental Services, Inc. (the "Registrant") entered into a Stock Purchase Agreement (the "Agreement") between the Registrant and Delmarva Capital Technology Company ("Delmarva" or "Seller") to acquire all of the outstanding shares of stock of Pine Grove, Inc. ("Pine Grove"), a wholly owned subsidiary of Delmarva. Pine Grove owns one hundred percent (100%) of the issued and outstanding shares of capital stock of Pine Grove Landfill, Inc. and Pine Grove Hauling Company. The Seller is not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1.

    At closing under the Stock Purchase Agreement, Registrant will purchase all of the outstanding stock of Pine Grove, Inc. for total consideration of approximately $46 million to be funded from working capital, borrowings under the Registrant's revolving credit facility, and possibly the assumption of approximately $13 million of debt. The acquisition is accounted for using the "purchase" method of accounting. Closing of the purchase is subject to finalization of a review by the U.S. Department of Justice and the Federal Trade Commission under the Hart Scott Rodino Antitrust Improvement Act of 1976 as well as certain other conditions. The Company anticipates that the purchase will close by December 31, 1997.

    Pine Grove, Inc. owns the assets and liabilities relating to the Pine Grove landfill, a 174 acre Subtitle D solid waste disposal facility located in Eastcentral Pennsylvania. Pine Grove Hauling Company is an integrated waste collection company servicing residential and commercial customers. The acquired assets include collection vehicles, containers, landfill equipment, permits and real estate used in the operation of the landfill and hauling operations. The Registrant intends to continue to operate the businesses owned by Pine Grove, Inc. Substantially, all liabilities, including landfill closure and post-closure liabilities, were assumed by the Registrant.

Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits.
          -----------------------------------

(a)  Financial statements of business acquired

     It is impracticable to provide the required consolidated financial statements of Pine Grove, Inc. at the time of the filing of this report. The required financial statements of Pine Grove, Inc. will be filed within the time period required in accordance with applicable regulations under the Securities and Exchange Act of 1934.

(b)  Pro forma financial information

     It is impracticable to provide the required pro forma financial information of Eastern Environmental Services, Inc. at the time of the filing of this report. The pro forma information will be filed within the time period required in accordance with applicable regulations under the Securities Exchange Act of 1934.

(c)  Exhibits

10.1 Stock Purchase Agreement made as of October 17, 1997, by and between Delmarva Capital Technology Corporation and Eastern Environmental Services, Inc.


--------------------------------------------------------------------------------


                Signature
                ---------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eastern Environmental Services, Inc.

Date: November 3, 1997                 By: /s/ Gregory M. Krzemien
                                           --------------------------------
                                           Gregory M. Krzemien, Chief Financial
                                           Officer
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                                 EXHIBIT INDEX


Exhibit
 No.         Description
 ---         -----------
10.1         Stock Purchase Agreement made as of October 17, 1997, by and between Delmarva Capital Technology Corporation and Eastern
             Environmental Services, Inc.